Exhibit 99.2

U.S. CORRUGATED, INC.

INDEX

		Page
PART I	FINANCIAL INFORMATION

Item 1.	Financial Statements (Unaudited)

	Condensed Consolidated Balance Sheets as of October 1, 2011 and January 1, 2011	2

	Condensed Consolidated Statements of Operations for the thirty-nine weeks ended October 1, 2011 and October 2, 2010	3

	Condensed Consolidated Statements of Changes in Shareholders’ Equity for the thirty-nine weeks ended October 1, 2011	4

	Condensed Consolidated Statements of Cash Flows for the thirty-nine weeks ended October 1, 2011 and October 2, 2010	5

	Notes to Condensed Consolidated Financial Statements	6

U.S. CORRUGATED, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	October 1,	January 1,
	2011	2011
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$2,806	$6,262
Trade accounts receivable, net of allowance for doubtful accounts of $1,150 and $1,380 respectively	62,565	55,077
Inventories	39,986	39,399
Deferred income taxes	5,325	5,325
Other current assets	15,706	13,353

Total current assets	126,388	119,416

PROPERTY AND EQUIPMENT—Net	90,699	94,260

GOODWILL	33,611	33,611

INTANGIBLE ASSETS	15,589	16,867

OTHER ASSETS	6,860	8,445

TOTAL	$273,147	$272,599

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$1,712	$1,842
Accounts payable—trade	40,940	43,182
Accrued expenses and other current liabilities	18,287	15,139

Total current liabilities	60,939	60,163

LONG-TERM DEBT—Net of current maturities	157,889	157,783

DEFERRED INCOME TAXES	21,661	22,702

OTHER LONG-TERM LIABILITIES	1,998	2,749

Total liabilities	242,487	243,397

SHAREHOLDERS’ EQUITY:
Capital stock	749	749
Additional paid-in capital	37,753	37,614
Retained earnings	(8,468)	(9,971)
Total shareholders’ equity USC and Subsidiaries	30,034	28,392
Non-controlling interest	626	810

Total shareholders’ equity	30,660	29,202

TOTAL	$273,147	$272,599

See notes to condensed consolidated financial statements.

U.S. CORRUGATED, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS- Unaudited

(In thousands)

	Thirty-nine weeks ended
	October 1, 2011	October 2, 2010

NET SALES	$433,282	$407,216

COST OF GOODS SOLD Excludes production expense of $95.0 million and $90.8 million for the thirty-nine weeks ended October 1, 2011 and October 2, 2010, respectively.	239,345	223,179

GROSS PROFIT	193,937	184,037

PRODUCTION AND DISTRIBUTION EXPENSES	120,644	113,218

SELLING AND ADMINISTRATIVE EXPENSES	58,171	55,946

INCOME FROM OPERATIONS	15,122	14,873

OTHER INCOME (EXPENSES):
Interest expense	(11,540)	(11,404)
Amortization of Deferred Financing Costs	(1,271)	(1,151)
Other—net	(9)	(29)

Total other expenses	(12,820)	(12,584)

INCOME BEFORE INCOME TAX EXPENSE	2,302	2,289

INCOME TAX EXPENSE	(685)	(687)

NET INCOME	1,617	1,602

LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	114	49

NET INCOME ATTRIBUTABLE TO CONTROLLING INTERESTS	$1,503	$1,553

See notes to condensed consolidated financial statements.

U.S. CORRUGATED, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN

SHAREHOLDERS’ EQUITY - Unaudited

(in thousands)

		Additional	Retained	Total Share-	Non-
	Common	Paid-in	Earnings	Holders’ Equity	Controlling
	Stock	Capital	(Deficit)	USC & Subs	Interest	Total

Balance, January 1, 2011	$749	$37,614	$(9,971)	$28,392	$810	$29,202

Net income for the thirty-nine weeks ended October 1, 2011	—	—	1,503	1,503	114	1,617

Net distribution from Variable Interest Entity	—	—	—	—	(298)	(298)

Stock based compensation	—	139	—	139	—	139

Balance, October 1, 2011	$749	$37,753	$(8,468)	$30,034	$626	$30,660

See notes to condensed consolidated financial statements.

U.S. CORRUGATED, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - Unaudited

(in thousands)

	Thirty-nine weeks ended
	October 1, 2011	October 2, 2010

OPERATING ACTIVITIES:
Net income	$1,617	$1,602
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of fixed assets and capitalized software	10,920	10,125
Amortization of intangible assets	1,643	2,564
Amortization of deferred financing costs	1,271	1,151
Gain on sale of fixed assets	(74)	(86)
Deferred income taxes	(1,041)	0
Noncash deferred rent	(15)	161
Noncash expense on issuance of stock options	139	119
Noncash accretion of discounted notes payable	394	411
Reduction of environmental reserve	(741)	0
Changes in assets and liabilities:
Accounts receivable	(7,488)	(14,890)
Inventories	(587)	(11,119)
Accounts payable	(2,242)	6,538
Other current assets	(2,484)	(2,378)
Accrued expenses and other long-term liabilities	3,155	5,881

Net cash provided by operating activities	4,467	79

INVESTING ACTIVITIES:
Capital expenditures	(6,947)	(4,731)
Investment in customer list	(365)	0
Proceeds from the sale of fixed assets	106	156

Net cash used in investing activities	(7,206)	(4,575)

FINANCING ACTIVITIES:
Repayment of long-term debt	(1,585)	(2,938)
Net borrowing activity under line of credit	1,266	6,959
Investment in forward contract	0	(1,550)
Distribution by variable interest entity	(298)	0
Repayment of long-term debt, non-controlling interest	(100)	0
Deferred financing costs, non-controlling interest	0	(226)
Capital contributions, non-controlling interest	0	1,776
Proceeds from issuance of long-term debt, non-controlling interest	0	6,000

Net cash provided by /(used in) financing activities	(717)	10,021

NET INCREASE (DECREASE) IN CASH	(3,456)	5,525

CASH:
Beginning of period	6,262	2,197

End of period	$2,806	$7,722

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid during the period for:
Interest	$7,730	$7,633

Income taxes	$1,655	$374

See notes to condensed consolidated financial statements.

U.S. CORRUGATED, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THIRTY-NINE WEEKS ENDED OCTOBER 1, 2011 AND October 2, 2010
(Unaudited)

1.                      INTERIM FINANCIAL STATEMENTS

The condensed consolidated balance sheet as of October 1, 2011, the condensed consolidated statements of operations for the thirty-nine weeks ended October 1, 2011 and October 2, 2010, the condensed consolidated statement of changes in shareholders’ equity for the thirty-nine weeks ended October 1, 2011, condensed the consolidated statements of cash flows for the thirty-nine weeks ended October 1, 2011 and October 2, 2010, and related notes are unaudited. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) have been omitted. The accompanying unaudited interim condensed consolidated financial statements and related notes should be read in conjunction with the Company’s audited financial statements and related notes for the fiscal year ended January 1, 2011 (where the condensed consolidated balance sheet as of January 1, 2011 has been derived).  The information furnished herein reflects, in the opinion of the management of the Company, all adjustments, consisting of normal recurring accruals, which are necessary to present a fair statement of the results for the interim periods presented.

The interim figures are not necessarily indicative of the results to be expected for the full fiscal year. Certain reclassifications have been made to the prior period financial statements in order to conform to the current period presentation.

2.                      ORGANIZATION AND STRUCTURE

U.S. Corrugated, Inc. (“USC” or the “Company”), is a wholly owned subsidiary of U.S. Corrugated America, Inc. which is a wholly owned subsidiary of U.S. Corrugated Acquisition Inc., (the “Parent”) which is majority owned by Four M Holdings, LLC (“Four M”). Included in the Company’s condensed consolidated financial statements are the accounts of its wholly owned subsidiary U.S. Display Group, Inc., (“Displays”), Anderson Packaging, Inc. (“Anderson”), Timberline Packaging, Inc. (“Timberline”), MCPH, LLC (“MCPH”) and U.S. Corrugated of Mesquite, LLC (“USCM”), as well as the accounts of 700 N Sam Houston Road Realty, LLC (“700 NSHRR”), a variable interest entity (“VIE”). All intercompany balances and transactions have been eliminated.

3.       INVENTORIES

At October 1, 2011 and January 1, 2011, the components of inventory were as follows (in thousands):

	October 1, 2011	January 1, 2011
Raw materials	$30,350	$30,001
Consumables	1,640	1,586
Finished goods	7,996	7,812
Inventories	$39,986	$39,399

4.       SUBSEQUENT EVENT: THE SALE OF USC TO KAPSTONE PAPER AND PACKAGING CORPORATION

On September 22, 2011, the Parent signed a definitive agreement to sell its stock to KapStone Paper and Packaging Corporation (“KapStone”), for $330.0 million in cash. The final purchase price is subject to a post-closing target working capital adjustment. KapStone is a public company that owns and operates two virgin-fiber kraft paper mills, a lumber mill and five wood chip mills. Six of USC’s converting facilities (and certain related assets) were disposed of by USC prior to closing and were not acquired by KapStone.  The parties consummated the acquisition on October 31, 2011.

As noted above, prior to the sale of USC to KapStone on October 31, 2011, six of USC’s converting facilities (and certain related assets) were disposed of. The converting facilities in Coal Center, PA and Bethesda, OH (Timberline); Lancaster, OH; Cleveland, OH; and Tullahoma, TN (Displays) were sold to certain former owners of USC for $18.9 million.  Additionally, the Milwaukee, WI converting facility was sold separately to certain former owners and officers of USC for one dollar plus the assumption of liabilities including contingent liabilities.

In conjunction with the sale on October 31, 2011, all of the Company’s outstanding debt except its capital lease, including the Notes, were repaid in full including accrued interest.